EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Perma-Fix Environmental Services, Inc. (“PESI”) on Form 10-K/A – Amendment No. 1 for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K/A – Amendment No. 1”), I, Dr. Louis F. Centofanti, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-K/A – Amendment No. 1 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)); and

(2) The information contained in the Form 10-K/A – Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2008

/s/ Louis F. Centofanti
Dr. Louis F. Centofanti
President and
Chief Executive Officer

This certification is furnished to the Securities and Exchange Commission solely for purpose of 18 U.S.C. §1350 subject to the knowledge standard contained therein, and not for any other purpose.